Exhibit 10.1
FOURTH AMENDMENT TO THE TRIUMPH FINANCIAL, INC. 2014 OMNIBUS INCENTIVE PLAN

THIS FOURTH AMENDMENT (the “Amendment”) to the Triumph Financial, Inc. Omnibus Incentive Plan (the “Plan”), is made effective as of March 10, 2025 (the “Amendment Effective Date”), by Triumph Financial, Inc. (the “Company”), subject to approval by the Company’s shareholders.
W I T N E S S E T H:
WHEREAS, Section 11(c) of the Plan provides that the Compensation Committee of the Company’s board of directors (the “Committee”) may amend the Plan, subject to the approval of the Company’s shareholders if such approval is required by the listing standards of the NASDAQ;
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to amend the Plan in order to, among other things, increase the total number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) reserved for delivery with respect to awards under the Plan in order to ensure that sufficient shares of Common Stock are available for future awards and to extend the term of the Plan; and
WHEREAS, the Committee now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s shareholders at the Company’s 2025 Annual Meeting of Shareholders.
NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s shareholders, as set forth below:
1.The first two sentences of Clause (a) of Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:
a.Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 3,650,000 Shares. Subject to the provisions of Section 3(c) (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 3,650,000 Shares.
2.Clause (b) of Section 11 of the Plan is hereby deleted in its entirety and replaced with the following:
b.Termination. The Plan will terminate on March 10, 2035. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.